Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIENDFINDER NETWORKS INC. REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER 2011

- Adjusted EBITDA increased 14.5% to $27.0 million -

- Income from Operations increased 15.2% to $18.0 million -

(Sunnyvale, CA – August 15, 2011) FriendFinder Networks Inc. (Nasdaq: FFN), a leading Internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the second quarter and six months ended June 30, 2011.

Second Quarter Ended June 30, 2011 Highlights:

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Income from operations increased 15.2% year-over-year to $18.0 million;

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Adjusted EBITDA increased 14.5% year-over-year to $27.0 million;

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Average Lifetime Net Revenue per Subscriber increased 10.6% to $82.55;

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Raised $50 million in gross proceeds from Initial Public Offering;

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Repaid $58.2 million in outstanding debt since March 31, 2011, including $8.9 million in August 2011.

Six Months Ended June 30, 2011 Highlights:

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Income from operations increased 31.8% year-over-year to $37.7 million;

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Adjusted EBITDA increased 22.7% year over year to $54.0 million;

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Repaid $72.9 million in outstanding debt since December 31, 2010, including $8.9 million in August 2011.

Commenting on FriendFinder Networks Inc.’s financial results, Marc Bell, Chief Executive Officer of FriendFinder Networks Inc. stated, “We are pleased with our second quarter financial performance and our ability to increase income from operations and adjusted EBITDA. Additionally, we achieved Free Cash Flow per Common Share of $0.72 in the second quarter. We continued to seek efficiencies in our affiliate spending, which resulted in gross profit margin of 70.0%, an increase from 66.7% in the same period in 2010. We increased the average monthly revenue per user 4.2% and the average lifetime net revenue per user 10.6%. In addition, we have paid down $58.2 million in debt since the end of the first quarter.”

Mr. Bell further stated, “In August, we announced our first acquisition as a public company, PerfectMatch.com, which provides us with an opportunity to increase our presence in the general audience networking arena. We remain committed to focusing our efforts on revenue growth, both organically and through acquisitions. Organically, we are working on solutions that will increase our subscriber base in an economically viable way and continuing to pursue strategic acquisitions that complement our already substantial user base.”

Second Quarter Financial Results:

Gross Profit for the second quarter of 2011 was $58.3 million, an increase of 3.4% compared to $56.4 million in the second quarter of 2010. The increase in gross profit was primarily the result of a reduction in affiliate expenses of $4.1 million in the three months ended June 30, 2011, compared to the same period in 2010.

Income from operations for the second quarter of 2011 was $18.0 million, an increase of 15.2% compared to $15.6 million for the second quarter of 2010. The increase was attributable to a $3.5 million reduction in selling and marketing costs related to a decrease in the Company’s ad buy expenses for its internet segment and a $2.4 million reduction in amortization expense, offset by a $4.3 million increase in general and administrative expense.  The increase in general and administrative expense was the result of an increase of $2.6 million in legal expenses, of which $1.4 million was associated with the Broadstream Capital Partners, Inc. arbitration case and $2.3 million of stock compensation expense related to the May 2011 initial public offering.

Net Loss for the second quarter of 2011 was ($11.9 million), or ($0.55) per share, compared to ($4.9 million), or ($0.36) per share, for the second quarter of 2010. Included in the net loss was a $7.3 million loss on extinguishment of debt related to the IPO proceeds that were used to pay down existing debt and $5.0 million related to the final settlement of the Broadstream arbitration case.

Adjusted EBITDA for the second quarter of 2011 was $27.0 million, an increase of 14.5% compared to $23.6 million for the second quarter of 2010.

Six Month Financial Results:

Gross Profit for the six months ended June 30, 2011 was $115.0 million, an increase of 1.8% compared to $113.0 million in the same period in 2010.

Income from operations for the six months ended June 30, 2011 was $37.7 million, an increase of 31.8% compared to $28.6 million for the same period in 2010.

Net Loss for the six months ended June 30, 2011 was ($15.5 million), or ($0.88) per share, compared to ($13.2 million), or ($0.96) per share for the same period in 2010, representing a $2.3 million increase.

Adjusted EBITDA for the six months ended June 30, 2011 was $54.0 million, an increase of 22.7% compared to $44.0 million for the same period in 2010.

Segment Information

The Company presents its results through two reportable segments: Internet, which consists of social networking, live interactive video and premium content websites; and Entertainment, which consists of studio production and distribution, licensing and publishing.  Certain corporate expenses are not allocated to segments.  The following table presents the Company’s results of operations for the three and six months ended June 30, 2011 and 2010 for its reportable segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net revenue
Internet	$78,038	$79,554	$156,172	$160,030
Entertainment	5,333	5,069	10,719	10,798
Total	83,371	84,623	166,891	170,828
Cost of revenue
Internet	21,182	25,262	44,280	51,648
Entertainment	3,865	2,954	7,613	6,210
Total	25,047	28,216	51,893	57,858
Gross profit
Internet	56,856	54,292	111,892	108,382
Entertainment	1,383	2,115	3,106	4,588
Total	58,239	56,407	114,998	112,970
Income (loss) from operations
Internet	21,722	16,762	42,693	30,297
Entertainment	(110)	144	(44)	1,180
Unallocated corporate	(3,616)	(1,291)	(4,979)	(2,888)
Total	$17,996	$15,615	$37,670	$28,589

Internet net revenue was $78.0 million for the second quarter of 2011, a decrease of $1.5 million, or 1.9%, compared to $79.6 million for the second quarter of 2010. Entertainment net revenue was $5.3 million for the second quarter of 2011, an increase of $264,000, or 5.2%, compared to $5.1 million for the second quarter of 2010.

Internet cost of revenue was $21.2 million for the second quarter of 2011, a decrease of $4.1 million, or 16.2%, compared to $25.3 million for the second quarter of 2010. Entertainment cost of revenue was $3.9 million for the second quarter of 2011, an increase of $911,000, or 30.8%, compared to $3.0 million for the second quarter of 2010.

Internet gross profit was $56.9 million for the second quarter of 2011, an increase of $2.6 million, or 4.7%, compared to $54.3 million for the second quarter of 2010. Entertainment gross profit was $1.4 million for the second quarter of 2011, a decrease of $732,000, or 34.6%, compared to $2.1 million for the second quarter of 2010.

Internet income from operations was $21.7 million for the second quarter of 2011, an increase of $5.0 million, or 29.6%, compared to $16.8 million for the second quarter of 2010.  Entertainment loss from operations was ($110,000) for the second quarter of 2011, a decrease of $254,000 compared to income from operations of $144,000 for the second quarter of 2010.  Unallocated corporate expenses were ($3.6 million) for the second quarter of 2011, an increase of $2.3 million, or 180%, compared to ($1.3 million) for the second quarter of 2010.

Operating Data – All Websites:

Average Lifetime Net Revenue per Subscriber for the second quarter of 2011 was $82.55, an increase of $7.91, or 10.6%, compared to $74.64 for the second quarter of 2010.

Average Revenue per Subscriber (ARPU) for the second quarter of 2011 was $20.48, an increase of $1.02, or 5.2%, compared to $19.46 for the second quarter of 2010.

Cost per Gross Addition (CPGA) for the second quarter of 2011 was $43.04, a decrease of $7.56, or 14.9%, compared to $50.60 for the second quarter of 2010.

Churn for the second quarter of 2011 was 16.3%, a 0.8% increase as compared to the second quarter of 2010.

Average subscribers for the second quarter of 2011 were 911,560, a decrease of 113,897, or 11.1%, compared to 1,025,457 for the second quarter of 2010.

Balance Sheet, Cash and Debt

As of June 30, 2011, the Company had cash and cash equivalents of $40.2 million, compared to $42.0 million at December 31, 2010.  As of August 15, 2011, the Company had outstanding principal debt of $499.0 million.  In the second quarter 2011, the Company paid down $47.1 million of First Lien Notes and $2.2 million of Cash Pay Second Lien Notes.  In addition, on August 4, 2011, the Company paid down $8.9 million of New First Lien Notes and Cash Pay Second Lien Notes.

On May 11, 2011, the Company completed its initial public offering issuing 5 million shares of common stock at a price of $10.00 per share.  The Company raised gross proceeds of $50.0 million, less underwriting fees and commissions of approximately 7.25% of the gross proceeds, or $3.6 million, and other offering expenses incurred since the new financing of the Company’s debt in October 2010 of $2.9 million, resulting in $43.5 million of net proceeds.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements.  For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History.” in the Form 10-Q for the second quarter ended June 30, 2011 and the initial public offering Prospectus filed with the Securities and Exchange Commission on August 15, 2011 and May 11, 2011, respectively.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2011 and 2010 using the adjustments shown in the attached table.  Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.

Brian M. Prenoveau, CFA

Director, Investor Relations

561.912.7035 or investorrelations@ffn.com

Media Contact for FriendFinder Networks Inc.

Lindsay Trivento

Director, Corporate Communications

561.912.7010 or ltrivento@ffn.com

FRIENDFINDER NETWORK, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	June 30, 2011	December 31, 2010
ASSETS	(unaudited)
Current assets:
Cash	$28,005	$34,585
Restricted cash	12,238	7,385
Accounts receivable, less allowance for doubtful accounts of $2,018 and $2,236, respectively	9,817	9,886
Inventories	722	1,028
Prepaid expenses	4,726	4,534
Deferred tax asset	6,968	5,522
Total current assets	62,476	62,940
Film costs, net	4,204	4,312
Property and equipment, net	7,399	6,666
Goodwill	326,540	326,540
Domain names	55,939	55,890
Trademarks	9,213	9,213
Other intangible assets, net	21,288	29,134
Unamortized debt costs	15,636	22,336
Deferred offering costs	─	13,267
Other assets	2,641	2,519
	$505,336	$532,817
LIABILITIES
Current liabilities:
Current installment of long-term debt, net of unamortized discount of $393 and $744, respectively	$9,442	$15,009
Accounts payable	6,316	9,481
Accrued expenses and other liabilities	75,910	65,420
Deferred revenue	45,334	48,302
Total current liabilities	137,002	138,212
Deferred tax liability	31,922	30,275
Long-term debt, net of unamortized discount of $40,280 and $31,935, respectively	457,783	510,551
Liability related to warrants	─	3,559
Total liabilities	626,707	682,597
Contingencies (Note 15 )

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares; issued and outstanding no shares in 2011 and 10,211,556 shares in 2010
Series A Convertible Preferred Stock, $0.001 per share — authorized 2,500,000 shares; issued and outstanding, 0 in 2011, 1,766,703 shares in 2010 (liquidation preference $21,000)	─	2
Series B Convertible Preferred Stock, $0.001 per share — authorized 10,000,000 shares; issued and outstanding, 0 in 2011, 8,444,853 shares in 2010 (liquidation preference $5,000)	─	8
Common stock, $0.001 par value — authorized 125,000,000 shares in 2011 and 2010
Common stock voting — authorized 112,500,000 shares, issued and outstanding 29,504,829 shares in 2011 and 6,517,746 shares in 2010	29	6
Series B common stock non-voting — authorized 12,500,000 shares; issued and outstanding 32,965 shares in 2011 and 1,839,825 shares in 2010	─	2
Capital in excess of par value	124,763	80,823
Accumulated deficit	(246,163)	(230,621)
Total stockholders’ deficiency	(121,371)	(149,780)
	$505,336	$532,817

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net revenue
Service	$78,553	$80,200	$157,208	$161,371
Product	4,818	4,423	9,683	9,457
Total	83,371	84,623	166,891	170,828

Cost of revenue
Service	21,182	25,262	44,280	51,648
Product	3,865	2,954	7,613	6,210
Total	25,047	28,216	51,893	57,858
Gross profit	58,324	56,407	114,998	112,970
Operating expenses:
Product development	4,149	3,129	8,056	6,040
Selling and marketing	7,059	10,565	14,400	23,166
General and administrative	23,980	19,646	44,671	40,251
Amortization of acquired intangibles and software	3,923	6,264	7,846	12,528
Depreciation and other amortization	1,217	1,188	2,355	2,396
Total operating expenses	40,328	40,792	77,328	84,381
Income from operations	17,996	15,615	37,670	28,589
Interest expense	(22,001)	(23,561)	(43,951)	(46,398)
Interest related to VAT liability not charged to customers	(434)	(519)	(934)	(1,076)
Foreign exchange (loss) gain, principally related to VAT liability not charged to customers	(718)	2,980	(2,953)	5,034
Gain on liability related to warrants	119	441	391	484
Loss on extinguishment of debt	(7,312)		(7,312)
Other non-operating (expense) income net	(4,995)	58	(3,913)	20
Loss before income tax (benefit)	(17,345)	(4,986)	(21,002)	(13,347)
Income tax (benefit)	(5,484)	(55)	(5,460)	(147)
Net loss	$(11,861)	$(4,931)	$(15,542)	$(13,200)
Net loss per common share — basic and diluted	$(0.55)	$(0.36)	$(0.88)	$(0.96)
Weighted average shares outstanding — basic and diluted	21,426	13,735	17,580	13,735

The following table reflects the reconciliation of GAAP net loss to the non-GAAP financial measures of EBITDA and adjusted EBITDA.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands) (unaudited)
GAAP net loss	$(11,861)	$(4,931)	$(15,542)	$(13,200)
Add: Interest expense, net	22,001	23,561	43,951	46,398
Add (subtract): Income tax provision (benefit)	(5,484)	(55)	(5,460)	(147)
Add: Amortization of acquired intangible assets and software	3,923	6,264	7,846	12,528
Add: Depreciation and other amortization	1,217	1,188	2,355	2,396
EBITDA	$9,796	$26,027	$33,150	$47,975
Add: Broadstream arbitration provision, including related legal fees	6,432	-	7,394	-
Add (subtract): Loss (gain) related to VAT liability not charged to customers	1,152	(2,461)	3,887	(3,958)
Add: Loss of extinguishment of debt	7,312	-	7,312	-
Add: Stock Compensation Expense	2,285	-	2,285	-
Adjusted EBITDA	$26,977	$23,566	$54,028	$44,017